Rule 424(b)(2)
                                                    Registration No. 333-75723


PRICING SUPPLEMENT NO. 33 dated September 05, 2000
to Prospectus Supplement dated April 30, 1999 and Prospectus dated April 30, 1999.

                     LEHMAN BROTHERS HOLDINGS INC.
                     Medium-Term Notes, Series F
             Due Nine Months or More From the Date of Issue
                            (Zero Coupon)

Cusip No.:                      52517PRH6

Principal Amount:               $2,012,751

Price to Public:                36.64328%

Agent's Commission:             0.342%

Original Issue Date:            09/14/00

Maturity Date:                  10/15/13

Authorized Denomination:        $1,000 or any larger whole multiple.

Lehman Brothers Holdings Inc.

By:/s/Kathryn Bopp Flynn
Name: Kathryn Bopp Flynn
Title: Assistant Vice President